Exhibit 10.17

House Lease Contract

Party A (Lessor): Lili Pang

Party B (Lessee): Leaping Media Group Co., Ltd.

Party C (Broker): Shenyang Jianlong Real Estate Agency Co., Ltd.

In order to protect the legitimate interests of both Party A and Party B, in accordance with Contract Law and Urban Real Estate Management Law of the People's Republic of China. Party A and Party B jointly entrust Party C to provide intermediation services. An agreement was reached on the following housing leases after which are negotiated by the three parties voluntarily and equally and consistently. The three Parties shall sign this contract and comply with it.

1. Housing Basic Situations

1. Party A will voluntarily lease to the room (1701 1708 1709 1710) (the house ownership certificate number: ) located at No. 49, Xinghua North Street, Tiexi District, Shenyang, China to Party B. The building area is 671.7 square meters (hereinafter referred to as the house) and Party B has fully known of the house, and leased the house voluntarily.

2. Use of the House:

After consultations between Party A and Party B, Party B promised Party A that the house will be leased for office use only. Party B guarantees the use of the house. During the contract period, Party B shall not arbitrarily sublet, lend or change the use of the house without the consent of Party A.

3. Lease Term, Rent, Deposit, Payment Method:

3.1.1, lease term: The lease term is two years, from July 23, 2018 to July 22, 2020. Upon expiration of the lease and Party A agrees to continue the lease, both parties will continue to sign the lease contract. When renewing the lease, Party B has the priority under the same conditions as the third party.

3.1.2 Party A shall deliver the house and facilities to Party B before July 23, 2018 and transact the relevant handover procedures after Party B's check and accept。

3.2 Rent

The annual rent of the house is RMB660,000 for the first year and RMB680,000 for the second year. Party A shall not arbitrarily adjust the rent for any reason within the lease term without the consent of Party B.

3.3 Deposit

On the date of signing this contract, Party B shall transfer Party A the performance guarantee deposit in amount of RMB55,000. After the completion of this contract, Party A shall return the deposit to Party B after Party B settled the relevant expenses. When both parties agree to terminate the contract in advance, Party A shall also return this deposit to Party B.

3.4. Payment Method:

The rent will be paid in the following way, and the installment payment needs to be paid 30 days in advance.

The payment should be divided into four times a year:

For the first time, Party B will pay RMB165,000 before June 13, 2018;

For the second time, Party B will pay RMB330,000 before September 23, 2018;

For the third time, Party B will pay RMB335,000 before March 23, 2019; and

For the fourth time, Party B will pay RMB510,000 before September 23, 2019.

4. Party A's Rights and Obligations

4.1. Party A guarantees that the ownership of the house is clear, there is no dispute and the co-owner has agreed to rent it. The normal use of Party B is not subject to illegal interference and destruction by the third party; if there is a dispute over property rights or disputes with Party A, disputes (including but not limited to the claim by the mortgagee of the leased house or other party's creditors claiming rights to the house, etc.) Party A shall actively resolve the responsibility for the liquidation, and Party A shall be liable for compensation for the loss caused to Party B.

4.2. Party A guarantees that the identity certificate, business license, house ownership certificate and other relevant documents required by Party B and Party C are true, legal and valid.

4.3. Party A and Party B confirm that before the house is delivered to Party B, the water, electricity, gas, heating costs and other expenses related to the house shall be borne by Party A and shall be settled. Party A shall present to Party B the documents for the settlement of the expenses. If Party A fails to settle the above amount as stipulated in this contract, which affects or may affect Party B's normal use, Party B shall pay for Party A and request Party A to compensate or deduct from Party B's rent payable by Party B. If Party A fails to settle the foregoing fees and affects Party B's payment of its own expenses, Party B shall not be liable for any failure to pay the relevant fees.

4.4. If Party A sells or mortgages the leased house to a third party during the lease term, Party A shall notify Party B in writing within 3 months prior to the sale or mortgage, but the above actions should not affect Party B's all rights and interests under this contract.

5. Party A's Rights and Obligations

5.1. Party B guarantees the identity certificate, business license, company seal and other relevant documents and materials required to be issued to Party A and Party C are real, legal and effective.

5.2. After the negotiation between Party A and Party B, Party B can only decorate the house or add relevant equipment and facilities after handling the relevant administrative licensing procedures (if necessary). Party B's decoration must comply with the relevant national and local laws and regulations and the requirements of Party A and the property management company. However, the decoration of Party B shall not damage the relevant equipment and facilities of Party A and the structure of the house, otherwise it shall be liable for damages and breach of contract. If it is necessary to change Party A’s basic structure, exterior decoration, doors and windows, etc. Party B must get Party A’s written confirmation in advance, otherwise Party B shall be liable for breach of contract and damages.

5.3. Without the consent of Party A, Party B shall not sublease the house to other people, otherwise Party A shall have the right to investigate Party B’s liability for breach of contract and terminate the contract.

5.4. Party B shall not engage in illegal activities in the house. Upon discovery, Party A has the right to terminate the contract immediately, and Party B shall compensate Party A’s loss.

5.5. After the lease expires, Party B will deliver the house to Party A after Party A checked and accepted the house with Party C’s assistance. At the same time, all usage fees under this contract for the house should be settled.

6. Related Expenses

6.1. The expenses incurred by Party B during the lease period: electricity, broadband, refrigeration usage fees and overdue fines due to failure to pay on time.

6.2. The expenses incurred by Party A during the lease period: heating, property. And the rental registration fee for the house and the overdue fines due to failure to pay on time.

7. Liability for Breach of Contract

7.1. If Party A or Party B provide false materials and certificates, the observant Party has the right to demand economic losses from the defaulting Party and require the defaulting party to bear the corresponding legal liabilities. If the above-mentioned acts of the defaulting party cause substantial damage to the performance of this contract, the observant party has the right to unilaterally terminate the contract and investigate and affix the legal responsibility of the defaulting party.

7.2. Before Party B checks in but after the contract is signed, if Party A breaches the contract, Party A shall compensate Party B for the liquidated damages (twice single monthly rent specified in this contract); if Party B defaults the contract that doesn’t pay the rent or pay according to the time specified in this contract or lose connection at the time supposed to pay the rent. Over seven days after the expiration, Party B shall compensate Party A for the liquidated damages (twice single monthly rent specified in this contract).

7.3. After the signing of this contract by Party A and Party B, if the overdue time that Party A delays the delivery of the house or Party B delays the payment of the rent is more than seven days, it will be considered as a breach of contract, and the defaulting party shall pay the  compensation of breaching contract to the observant party (twice single monthly rent specified in this contract) .

8. Termination of Contract

8.1. If the house cannot be rented and needs to be terminated in advance due to force majeure (including earthquake, flood, war, military action, natural disasters and government policies), the contract will be terminated naturally, and both Party A and Party B will not be liable for breach of contract. Party A shall deduct the actual rental fees by Party B, and return the amount of the deposit and remaining rent to Party B, Party C shall issue the “House Rent Releasing Contract” to assist both Party A and Party B to cancel the contract.

8.2. During the lease period, if the contract cannot be fulfilled due to the reason that the house is levied, requisitioned or included in the house demolition permit by the state. The contract will be cancelled by the two parties, Party A shall refund the amount of the deposit and the remaining rent to Party B.

8.3. After the contract expires, Party B should return the house to Party A on time, and the contract can be terminated. If there are man-made damage or rental items missing, Party B can only terminate the contract after compensated for the damage by the current price of the rented item.

9. Dispute Resolution: If Party A or Party B has a dispute in the performance of the contract, they may resolve it by negotiation. If the negotiation fails, they may file a lawsuit to the people's court at the place where the house is located or apply to the arbitration committee for arbitration. If there is any content that does not comply with this contract agreement, this contract shall prevail.

10. Additional Terms (Additional Items Approved by Both Party A and Party B)

Account bank:

Account number:

Username:

Party A:	Lili Pang
ID Number:
Entrusted Agent:	Zhongbo Yang
Contact Number:
Signature:	/s/ Lili Pang
Date:	June 13, 2018

Party B:	Shenyang Yuezhong Media Co., Ltd.
Entrusted Agent:	Tao Jiang
ID Number:
Contact Number:
Signature:	/s/ Tao Jiang
Date:	June 13, 2018

Party C:	Shenyang Jianlong Real Estate Agency Co., Ltd.
Entrusted Agent:	Xiaodong Gong
Contact Number:
Signature:	/s/ Xiaodong Gong
Date:	June 13, 2018